UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41503	23-2507402
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

(610) 646-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On October 28, 2025, the Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. d/b/a Innovative Aerosystems (the “Company”) increased the size of the Board to seven and appointed Richard Silfen to serve as an independent director, effective immediately, for a term until the Company’s next annual meeting of shareholders or until his successor is duly elected and qualified or until his earlier death, disqualification, resignation or removal.

Mr. Silfen is General Counsel of Hildred Capital Management, LLC, a New York City-based, healthcare-focused private equity firm that specializes in operationally intensive, control-oriented investments in lower middle-market companies.  Before joining Hildred in June 2025, Mr. Silfen was a partner and Co-Chair of Mergers & Acquisitions at Duane Morris LLP, a multinational law firm with more than 900 lawyers based in Philadelphia, from June 2015 to June 2025.  In that role, Mr. Silfen led numerous acquisitions, divestitures, business combinations and control transactions, as well as capital formation transactions, principally for private equity-backed and publicly traded companies.  Mr. Silfen is a graduate of the University of Alabama School of Law and a graduate of Baylor University with a B.A. in Physics.

The Board determined that Mr. Silfen qualifies as an independent director under applicable rules. There are no family relationships between Mr. Silfen and any director or executive officer of the Company, and Mr. Silfen does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Silfen has not entered into, and no grant or award has been made to, Mr. Silfen under any material plan, contract or arrangement of the Company in connection with his appointment. There are no arrangements or understandings pursuant to which Mr. Silfen was selected to serve as a member of the Board.

Mr. Silfen will participate in the non-employee director compensation arrangements established by the Company, as described under the section entitled “Compensation of Directors” in Amendment No. 1 to the Company’s annual report on Form 10-K for the year ended September 30, 2024, filed with the Securities and Exchange Commission on January 23, 2025.

Item 8.01 Other Events.

On October 28, 2025, the Company issued a press release announcing the appointment of Mr. Silfen as director. A copy of that press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated October 28, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Date:	October 28, 2025	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni
Chief Financial Officer